UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 10, 2022

OWENS & MINOR, INC.

(Exact name of Registrant as specified in charter)

Virginia	001-09810	54-1701843
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip code)

Post Office Box 27626, Richmond, Virginia	23261-7626
(Mailing address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 723-7000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Owens & Minor, Inc. (the “Company”) announced today that Christopher Lowery, President, Global Products will leave the Company effective March 31, 2022 by mutual agreement. During his remaining employment with the Company, Mr. Lowery will report to the Company’s Chief Executive Officer and assist with the transition of his leadership duties as part of this planned transition. Jeffrey Jochims, the Company’s Chief Operating Officer, will assume Mr. Lowery’s duties and responsibilities.

In connection with his separation of employment, the Company and Mr. Lowery have entered into a separation and release agreement dated January 10, 2022 (the “Separation Agreement”). Pursuant to the Separation Agreement, the Company will pay Mr. Lowery the benefits entitled to him under the Company’s Executive Severance Policy, which includes (i) a lump-sum payment equal to 1.5 multiplied by the sum of his current base salary of $590,000 plus his average annual target bonus for the last three years, (ii) a lump-sum of $17,088 to cover 18 months of COBRA health insurance benefit premiums, and (iii) a lump-sum of $15,250 for outplacement services and tax and financial advisory services. Under the Separation Agreement, Mr. Lowery has provided customary broad form releases, confidentiality, noncompetition and non-solicitation restrictive covenants to the Company in connection with his separation. Additionally, in connection with his separation, outstanding but unvested restricted stock held by Mr. Lowery shall vest pro rata as of March 31, 2022 pursuant to the terms of applicable Restricted Stock Agreement and/or Performance Share Award Agreement. Additionally, Mr. Lowery shall continue to be eligible for his annual cash bonus for 2021 which will be determined and paid in March 2022.

The foregoing descriptions of the Separation Agreement, the Severance Policy and applicable equity awards are only summaries and are qualified in their entirety by the full text of the Separation Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Owens & Minor, Inc. Officer Severance Policy dated May 7, 2018 filed as Exhibit 10.4 to the Current Report on Form 8-K dated May 9, 2018, the form of Owens & Minor, Inc. Restricted Stock Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K dated March 1, 2019, and the form of Owens & Minor, Inc. Performance Share Award Agreement filed as Exhibit 10.2 to the Current Report on Form 8-K dated May 1, 2020, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: January 10, 2022	By:	/s/ Nicholas J. Pace
		Name:	Nicholas J. Pace
		Title:	Executive Vice President, General Counsel & Corporate Secretary